As filed with the Securities and Exchange Commission on July 31, 2015
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SYMBID CORP.
(Exact name of registrant as specified in its charter)

Nevada	45-2859440
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

Marconistraat 16, 3029 AK Rotterdam, The Netherlands
+31(0)1 089 00 400
(Address, Including Zip Code and Telephone Number, of Principal Executive Offices)

2013 Equity Incentive Plan
(Full Title of the Plan)

Maarten van der Sanden Symbid Corp. Marconistraat 16 3029 AK Rotterdam, The Netherlands +31(0)1 089 00 400	Scott Rapfogel, Esq. CKR Law LLP 1330 Avenue of the Americas New York, York 10019 (212) 400-6900
(Name, Address and Telephone Number, including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of the “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.   (Check one):

Large Accelerated Filer ☐	Accelerated Filer ☐
Non-Accelerated Filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)

Common Stock, par value $0.001 per share	390,000	$0.30	$117,000	$14

(1)           The shares registered hereunder represent shares of common stock issued or issuable upon vesting of restricted stock units issued to Korstiaan Zandvliet (130,000 shares), Maarten van der Sanden (130,000 shares) and Robin Slakhorst (130,000 shares) under Registrant’s 2013 Equity Incentive Plan as inducement awards. In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the registration statement (the “Registration Statement”), also covers an indeterminate number of additional shares of Registrant’s common stock that may be issued in accordance with the provisions of the inducement awards by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)           Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act on the basis of the average of the high and low prices of the common stock of the Registrant as traded in the over-the counter market and reported on the OTC Markets on July 28, 2015.

REOFFER PROSPECTUS
The date of this prospectus is July 31, 2015

SYMBID
Marconistraat 16
3029 AK Rotterdam, The Netherlands

390,000 shares of common stock

This reoffer prospectus relates to an aggregate of 390,000 shares of our common stock, par value $0.001 per share, that may be offered and resold from time to time by certain eligible participants (each, an “Eligible Participant”) in our “2013 Equity Incentive Plan” for their own account. Eligible Participants in our 2013 Equity Incentive Plan consist of employees, directors, officers and consultants of our company or its related entities. Selling stockholders will consist of those Eligible Participants who are “affiliates” of our company (as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)).

It is anticipated that the selling stockholders will offer shares for sale at prevailing prices on the OTC Markets or such other securities exchange or securities market (if any) that our common stock may then be traded. We will receive no part of the proceeds from sales made under this reoffer prospectus. The selling stockholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering and not borne by the selling stockholders will be borne by us.

The shares of common stock will be issued pursuant to the vesting of outstanding restricted stock units granted under our 2013 Equity Incentive Plan and will be “control securities” under the Securities Act before their sale under this reoffer prospectus. This reoffer prospectus has been prepared for the purposes of registering the shares under the Securities Act to allow for future sales by the selling stockholders on a continuous or delayed basis to the public without restriction.

The selling stockholders and any brokers executing selling orders on their behalf may be deemed to be “underwriters” within the meaning of the Securities Act, in which event commissions received by such brokers may be deemed to be underwriting commissions under the Securities Act.

Our common stock is traded on the OTC Markets under the symbol “SBID.” On July 28, 2015, the last reported price of our common stock on such market was $0.30 per share.

Investing in our common stock involves risks. See “Risk Factors” starting on page 8 of this reoffer prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

PROSPECTUS SUMMARY

This summary highlights certain information found in greater detail elsewhere in this prospectus. This summary may not contain all of the information that may be important to you. We urge you to read this entire prospectus carefully, including the risks of investing in our common stock discussed under “Risk Factors” and the financial statements and other information that is incorporated by reference into this prospectus, before making an investment decision. In addition, this prospectus summarizes other documents which we urge you to read.

Unless the context indicates otherwise, all references in this prospectus to “Symbid,” the “Company,” “we,” “us” and “our” refer to Symbid Corp. and its wholly-owned consolidated subsidiary, Symbid Holding B.V., FAC B.V. a wholly owned subsidiary of Symbid Holding B.V., Symbid Germany GmbH, a 51% owned subsidiary of Symbid Holding B.V., Symbid Italia SPA, a 50.1% owned subsidiary of Symbid Holding B.V., Symbid B.V., a wholly owned subsidiary of Symbid Holding B.V. and direct and indirect subsidiaries of Symbid B.V. All references in this prospectus to “Symbid Holding B.V.” refer solely to Symbid Holding B.V. and all references to Symbid B.V. refer solely to Symbid B.V.

This reoffer prospectus relates to an aggregate of 390,000 shares of our common stock, par value $0.001 per share, that may be offered and resold from time to time by the selling stockholders for their own account. The selling stockholders are participants in our 2013 Equity Incentive Plan. The selling stockholders consist of Korstiaan Zandvliet (130,000 shares), Maarten van der Sanden (130,000 shares) and Robin Slakhorst (130,000 shares) who are “affiliates” of our company, as defined in Rule 405 under the Securities Act.

Corporate Organization

Symbid B.V. derives income from its crowdfunding business in The Netherlands through revenue streams from Symbid Coöperatie U.A., a Dutch limited liability cooperative that licenses Symbid’s crowdfunding platform.  Symbid B.V. does not own or have any equity interest in Symbid Coöperatie U.A.  Symbid Coöperatie U.A. is a variable interest entity (“VIE”) which Symbid B.V. effectively controls through corporate governance rather than through equity ownership. That is, the majority of the voting power (five (5) votes) within the members’ counsel (which appoints the management board) of Symbid Coöperatie U.A. is held by Symbid Foundation, a Dutch foundation whose board of directors is appointed by Symbid B.V. Symbid Foundation was established specifically and solely to serve as a management control mechanism with respect to Symbid Coöperatie U.A. through its ability to control the majority voting power of Symbid Coöperatie U.A.’s members’ counsel.

We were incorporated as HapyKidz.com, Inc. in Nevada on July 28, 2011 with the intention to become an e-commerce marketplace that connects merchants to consumers by offering daily discounts on goods and services through a proprietary website. We were not successful in this endeavor.

On September 4, 2013, we filed a Certificate of Amendment to our Articles of Incorporation with the Nevada Secretary of State to change our name from HapyKidz.com, Inc. to Symbid Corp.

On December 6, 2013, we closed a share exchange (the “Share Exchange”) pursuant to which the 19 shareholders of Symbid Holding B.V. sold all of their capital stock in Symbid Holding B.V. to us in exchange for 21,170,000 shares of our common stock, $0.001 par value per share (the “Common Stock”). As a result of the Share Exchange, Symbid Holding B.V. became a wholly owned subsidiary of ours.

As the result of the Share Exchange, we were engaged in the business of creating and operating online, equity based crowdfunding platforms, through our wholly owned subsidiary, Symbid Holding B.V. Commencing in 2015, we expanded our operations to include an online platform for SME funding, connecting new and traditional sources of finance in one integrated network built around our technology.

In connection with the Share Exchange and pursuant to a December 6, 2013 Split-Off Agreement (the “Split-Off Agreement”), we transferred our pre-Share Exchange business to Holli Morris, our pre-Share Exchange majority stockholder, in exchange for the surrender by her and cancellation of 187,500,000 shares of our Common Stock.

It is Symbid Coöperatie U.A.’s status as a VIE that allows Symbid B.V. to consolidate the financial statements of Symbid Coöperatie U.A. as if Symbid Coöperatie U.A. were a subsidiary of Symbid B.V. If Symbid B.V. were no longer able to maintain effective control over Symbid Coöperatie U.A., it would no longer be able to consolidate Symbid Coöperatie U.A.’s financial results with its own. As of December 31, 2014, Symbid B.V.’s fiscal year end, approximately 96.8% of Symbid B.V.’s revenues were derived from the VIE. We rely on the administrative, success and management fees paid by Symbid Coöperatie U.A. to Symbid B.V. For the year ended December 31, 2013, these fees totaled: Administrative - $15,231, Success - $38,504 and Management - $5,584. For the year ended December 31, 2014, these fees totaled: Administrative - $95,231, Success - $186,949 and Management - $5,346. For the years ended December 31, 2014 and 2013 Symbid Coöperatie U.A. recognized other income derived from a government grant totaling $5,000 and $15,000, respectively.

Symbid B.V. determined that its crowdfunding operations in The Netherlands would be best served by operating through Symbid Coöperatie U.A. even though Symbid B.V. does not own Symbid Coöperatie U.A. and only consolidates its financial results since Symbid Coöperatie U.A. qualifies as a VIE, because it removes the regulatory burden and additional costs that otherwise might have been imposed on Symbid B.V. if it were deemed to be a broker-dealer offering securities for sale to the public. Under the Dutch regulatory framework, and specifically under the Dutch Act on Financial Supervision, an entity is required to register for a broker-dealer license when it is selling securities to the public. Membership interests in a Dutch cooperative, however, if not freely tradable, are not deemed to be securities under Dutch law. As such, Symbid has determined to ensure that all membership interests in Symbid Coöperatie U.A. as well as in the various investor cooperatives organized to fund specific projects on the platform are not freely tradable.  By adhering to this framework, neither Symbid B.V. nor Symbid Coöperatie U.A. is required to be licensed as a broker dealer under Dutch law.

If Symbid B.V. were not able to maintain effective control, through Symbid Foundation, over Symbid Coöperatie U.A., it would not be able to consolidate the financial results of Symbid Coöperatie U.A. and as a consequence, its own financial results would suffer.

Although Symbid B.V. determined that for purposes of maximizing its crowdfunding operations in The Netherlands, it would operate through Symbid Coöperatie U.A. and Symbid Foundation, Symbid B.V. has not concluded that this organizational structure should be used for the future introduction of the Symbid crowdfunding platform in other countries.

The intellectual property (“IP”) underlying Symbid B.V.’s crowdfunding platform is not owned by Symbid B.V.  It is owned by Stichting Symbid IP Foundation, a Dutch foundation that was formed in October 2013 to hold that property as part of Symbid’s restructuring.  In addition to the software IP relating to the crowdfunding platform technology, Stichting Symbid IP Foundation’s IP consists primarily of two internet domain names (www.symbid.com and www.symbid.nl) and does not include any patents. Stichting Symbid IP Foundation licenses the crowdfunding platform technology to Symbid Holding B.V. on a perpetual, exclusive basis. Symbid Holding B.V., in turn, licenses the technology, on a perpetual basis, to Symbid B.V. which has sublicensed the technology to Symbid Coöperatie U.A. for use in The Netherlands. Without the primary license of the crowdfunding platform technology from Stichting Symbid IP Foundation, Symbid would not be able to continue its business. By transferring the Symbid crowdfunding technology to Stichting Symbid IP Foundation, Symbid believes that it has insulated and protected that property from various types of claims that otherwise might possibly arise if the property had remained in a corporate entity.

Our subsidiary, FAC B.V. is the owner of the perpetual, worldwide, exclusive license to infrastructure technology upon which we have developed a platform to enable cloud based financing solutions for small and medium sized enterprises, expanding on our current equity based crowdfunding solutions in the Netherlands.

Because of the December 6, 2013 Share Exchange and Symbid’s plans to enter various new markets, Symbid determined to restructure the legal organization of its business as described below.

Symbid Holding B.V. was incorporated on October 3, 2013, as a privately held besloten vennootschap (private limited liability company) organized under the laws of The Netherlands.  Symbid Holding B.V. was organized to serve as the holding company for all of Symbid’s business activities in The Netherlands and in other countries. As such, on October 3, 2013, the holders of the capital shares of Symbid B.V. exchanged their shares for capital shares of Symbid Holding B.V. and, as a result, Symbid B.V. became a wholly owned subsidiary of Symbid Holding B.V. Symbid B.V. is now the Symbid operating entity for the Company’s business in The Netherlands. As such, Symbid B.V. will continue to hold the ownership interests in Gambitious B.V. and Equidam Holding B.V. Symbid expects to organize separate operating companies for its proposed activities in other countries. These entities will be organized as subsidiaries of Symbid Holding B.V. Although not yet commercially operational this legal structure has been realized with Symbid Holding BV becoming a majority shareholder in Symbid Germany GmbH and Symbid Italia SPA. FAC B.V. operates as of July 2014 as a 100% subsidiary of Symbid Holding B.V. In conjunction with this reorganization, Symbid’s IP, which includes all of the software relating to the Symbid crowdfunding internet platform, was transferred to a new entity organized in The Netherlands on October 3, 2013, Stichting Symbid IP Foundation. We do not have an ownership interest in Stichting Symbid IP Foundation but maintain management control over Stichting Symbid IP Foundation through our control of Stichting Symbid IP Foundation’s board of directors. See “Risk Factors – Our intellectual property is owned by Stichting Symbid IP Foundation, a Dutch entity that we do not own”. Pursuant to the organizational documents of Stichting Symbid IP Foundation, the board of directors of Stichting Symbid IP Foundation must be composed of at least two members, one of whom must always be Symbid B.V. or one of its directors and the other must always be Symbid Corp. or one of its directors. The size of the board of directors of Stichting Symbid IP Foundation is established by the board itself, giving Symbid B.V. and Symbid Corp. full control over the Stichting Symbid IP Foundation board. Stichting Symbid IP Foundation has granted a perpetual license in the IP to Symbid Holding B.V. which, in turn, has granted a perpetual, exclusive license in the IP to Symbid B.V. Symbid B.V. has sublicensed the IP to Symbid Coöperatie U.A. With respect to future Symbid crowdfunding platform business projects in other countries, Symbid Holding B.V. will grant IP licenses to the new legal entities established for these business purposes.

Symbid Coöperatie U.A. is the contractor for all of our crowdfunding business in The Netherlands. We do not own or have any interest in Symbid Coöperatie U.A. Symbid Coöperatie U.A. is a variable interest entity (“VIE”) which we, through Symbid B.V., effectively control through corporate governance rather than through any other ownership. The majority of the voting power within the members counsel (which appoints the management board of Symbid Coöperatie U.A.) is held by Symbid Foundation, a Dutch foundation whose board of directors is appointed by Symbid B.V. Symbid Foundation was established specifically and solely to serve as a management control mechanism with respect to Symbid Coöperatie U.A. through its ability to control the majority voting power of Symbid Coöperatie U.A. members’ counsel. Because we own no interest in Symbid Coöperatie U.A., we have no right to receive any distributions from Symbid Coöperatie U.A. The revenues to us from Symbid Coöperatie U.A. come from administrative, success and management fees paid to us by Symbid Coöperatie U.A. Because of the corporate governance control structure, we consolidate the financial statements of Symbid Coöperatie U.A. with our own. If we were to lose control of Symbid Coöperatie U.A. through a loss of our majority vote on the members’ counsel of Symbid Coöperatie U.A., we would not be able to continue to consolidate the financial results of Symbid Coöperatie U.A. and this would have a negative impact on our financial condition and results of operations.

Neither Symbid Corp., Symbid Holding B.V., Symbid B.V. nor any of their affiliates have any ownership interests in Stichting Symbid IP Foundation, Symbid Foundation or Symbid Coöperatie U.A.

A schematic overview of our current corporate structure is set forth below.

Our principal offices are located at Marconistraat 16, 3029 AK Rotterdam, The Netherlands.

General Business

Founded in The Netherlands in April 2011 as the provider of one of the first crowdfunding platforms, our business has evolved into a fully integrated, data driven, user friendly online funding network consisting of several products and services known as The Funding Network™. The Funding Network™ is intended to give small and medium sized entities (“SMEs”) direct access to all forms of finance, while offering investors full transparency on the potential risks and return of their portfolios and was developed in response to the following funding hurdles affecting entrepreneurs and investors in general and SMEs in particular:

●	Limited or no structured distribution channels for SME finance other than banks, increasing the mismatch between entrepreneurs and financiers;

●	No centralized platform for (alternative) financiers, making it difficult and inefficient to find the right financier at the right time;

●	No standardized data protocols for SME data, leading to costly and time-intensive (offline) screening and monitoring;

●	Limited financial skills of entrepreneurs leading to unnecessary inefficiencies and obstacles within the financing process; and

●	Decline in bank financing due to new regulations and recent financial crises, leaving a vacuum in the life cycle of SME financing.

In 2014, we established our company as a Dutch leader in equity-based crowdfunding having funded 60 small and medium sized enterprises (“SME”) with over €6.5 million (approximately $6.88 million) in total funding volume since inception and capturing 10% of the entire Dutch equity funding market for SME’s. Approximately $85,000 was raised through our reward or donation based crowdfunding platform with the majority of the funding ($6.8 million) being funded through our equity-based crowdfunding platform. In the 3 month period ending December 31, 2014 we added 2,000 new users to our community of 29,000 active investors.

Presently, all of the entrepreneurs making use of our crowdfunding platforms are located in The Netherlands and all of the investors are located in Europe with approximately 80% of such investors being located in The Netherlands. We do not presently provide equity based crowdfunding in the United States or to United States investors. The regulations governing equity based crowdfunding in the United States have not yet been adopted. There can be no assurance given that following the adoption of these regulations, we will be able to structure our United States crowdfunding operations, if any, in a manner that complies with such regulations.

Our online funding operations through The Funding Network™ are intended to address the decreasing availability of traditional bank financing options to SMEs in Europe and elsewhere. We are an early mover in online funding having developed in-house investing and monitoring technologies designed to create efficiently structured capital market funding solutions. We believe that we are presently the only European based online funding platform to offer proprietary equity, loan and high quality monitoring services to private SMEs. Certain competitors offer comparable funding services but do not include monitoring services. Others provide equity and loan funding services plus high quality monitoring services but do not currently possess a proprietary user base or internal payment method.

On December 8, 2014 we entered into an agreement (the ‘”Agreement”) with Fortion Holding B.V., a Netherlands limited liability corporation conducting its business under the trade name Credion (“Credion”). Credion provides financial advisory services in the Dutch small and medium enterprise (“SME”) markets and specializes in debt and equity financings for SMEs. The Agreement provides for a strategic alliance between us and Credion in which Credion’s extensive network of investors and entrepreneurs will be connected with each other through our online funding platform. Credion will process the funding for its SME clients through our platform resulting in monthly recurring revenue and transaction fees for us. The alliance is intended to provide more efficient access to capital for SMEs while greatly improving SME data monitoring standards for investors. SMEs utilizing the platform will have direct access to Credion’s investor clients as well as our investors.

Symbid Coöperatie U.A. is the contractor for all of our crowdfunding business in the Netherlands. We do not own or have any interest in Symbid Coöperatie U.A. Symbid Coöperatie U.A is a variable interest entity (“VIE”) which we, through Symbid B.V., effectively control through corporate governance rather than through any ownership. Because we own no interest in Symbid Coöperatie U.A., we have no right to receive any distributions from Symbid Coöperatie U.A. The revenues to us from Symbid Coöperatie U.A. come from administrative, success and management fees paid to us by Symbid Coöperatie U.A. Because of the corporate governance control structure, we consolidate the financial statements of Symbid Coöperatie U.A. with our own. If we were to lose control of Symbid Coöperatie U.A. through a loss of our majority vote on the members’ counsel of Symbid Coöperatie U.A., we would not be able to continue to consolidate the financial results of Symbid Coöperatie U.A. and this would have a negative impact on our financial condition and results of operations. For the fiscal years ended December 31, 2014 and 2013, approximately 96.8% and 84% of our revenues, respectively, were derived from Symbid Coöperatie U.A. For the years ended December 31, 2014 and December 31, 2013 we had net losses of $2,821,794, and $1,260,196, respectively.

In August 2014 we incorporated in Germany our subsidiary Symbid Germany GmbH. We contributed capital of $7,749 to this subsidiary, which is currently an entity without operations. During 2015 Symbid Germany GmbH is expected to start operations, however there can be no assurance this goal will be achieved.

Further to the planned European expansion of our equity crowdfunding operations, on February 20, 2015, Symbid Italia SPA (“Symbid Italia”), an Italian corporation created to develop the business of equity crowdfunding in Italy, was formed by our wholly owned subsidiary, Symbid Holding B.V., together with Banca Sella Holding SPA (“Banca Sella”) and Marco Bicocchi Pichi.  Through Symbid Italia, we intend to create a new online funding platform, based on our existing crowdfunding technology, in which Italian investors and entrepreneurs can connect, fund and grow together and to digitalize financial services for Italian small and medium enterprises. Symbid Italia represents the first stage of the European rollout of our crowdfunding platform outside of The Netherlands. In connection with the formation of Symbid Italia, we paid $ 284,525 for a 50.1% ownership interest. Banca Sella holds a 29.94% ownership interest and Mr. Pichi holds a 19.96% interest. The roles and rights of the founding shareholders in managing and developing Symbid Italia are set forth in a 5-year Subscription and Shareholders’ Agreement (the “Agreement”). Banca Sella is an Italian bank with experience in online marketing and the development of distribution channels and innovative banking services. Mr. Pichi is the founder of several technology companies and has extensive executive management experience. The Agreement contains a non-compete provision, restrictions on share transfers, rights of first offer and tag along rights. It also provides for us to provide Symbid Italia with an exclusive royalty free license to use our name and intellectual property in connection with the funding of Italian companies. It further provides for Banca Sella to provide banking services to Symbid Italia. We expect to be providing equity crowdfunding services within 10 European countries by 2017.

RISK FACTORS

Prospective investors should carefully consider the following risks, as well as the other information contained in this prospectus and in the documents incorporated by reference herein, including the risks described in our annual reports on Form 10-K and our quarterly reports on Form 10-Q, before investing in our securities. Any one of these risks and uncertainties has the potential to cause material adverse effects on our business, prospects, financial condition and operating results which could cause actual results to differ materially from any forward-looking statements expressed by us and a significant decrease in the market price of our common stock. Refer to “Forward-Looking Statements”.

There is no assurance that we will be successful in preventing the material adverse effects that any of the following risks and uncertainties may cause, or that these potential risks and uncertainties are a complete list of the risks and uncertainties facing us. Furthermore, there may be additional risks and uncertainties that we are presently unaware of, or presently consider immaterial, that may become material in the future and have a material adverse effect on us. You could lose all or a significant portion of your investment due to any of these risks and uncertainties.

GENERAL RISKS RELATING TO OUR BUSINESS, OPERATIONS AND FINANCIAL CONDITION

We have a limited operating history and are subject to the risks encountered by early-stage companies.

We were organized in The Netherlands in April 2011. Because our operating company has a limited operating history, you should consider and evaluate our operating prospects in light of the risks and uncertainties frequently encountered by early-stage companies in rapidly evolving markets. For us, these risks include:

●	risks that we may not have sufficient capital to achieve our growth strategy;

●	risks that we may not develop our product and service offerings in a manner that enables us to be profitable and meet our customers’ requirements;

●	risks that our growth strategy may not be successful; and

●	risks that fluctuations in our operating results will be significant relative to our revenues.

These risks are described in more detail below. Our future growth will depend substantially on our ability to address these and the other risks described in this prospectus. If we do not successfully address these risks, our business would be significantly harmed.

We have a history of net losses, may incur substantial net losses in the future and may not achieve profitability.

Although we have begun to generate revenues, we have incurred significant losses since inception. We expect to incur increased costs to implement our business plan and increase revenues, such as costs relating to expanding our crowdfunding platform into additional country markets. If our revenues do not increase to offset these additional expenses or if we experience unexpected increases in operating expenses, we will continue to incur significant losses and will not become profitable. If we are not able to significantly increase our revenues, we will likely not be able to achieve profitability in the future.

Our operating losses and working capital deficiency raise substantial doubt about our ability to continue as a going concern. If we do not continue as a going concern, investors could lose their entire investment.

Our operating losses and working capital deficiency raise substantial doubt about our ability to continue as a going concern.  If we do not generate revenues, do not achieve profitability and do not have other sources of financing for our business, we may have to curtail or cease our development plans and operations, which could cause investors to lose the entire amount of their investment.

If we are unable to manage our anticipated growth effectively, our business could be adversely affected.

We anticipate that a significant expansion of our operations and addition of operating subsidiaries, including one in the United States, and new personnel will be required in all areas of our operations in order to implement our business plan. Our future operating results depend to a large extent on our ability to manage this expansion and growth successfully. For us to manage such growth, we must put in place legal and accounting systems, and implement human resource management and other tools. We have taken preliminary steps to put this structure in place. However, there is no assurance that we will be able to successfully manage this anticipated rapid growth. A failure to manage our growth effectively could materially and adversely affect our ability to market our crowdfunding platform in multiple venues.

Our management team does not have experience in U.S. public company matters, which could impair our ability to comply with legal and regulatory requirements.

Our management team has had no U.S. public company management experience, which could impair our ability to comply with legal and regulatory requirements such as the Sarbanes-Oxley Act of 2002 and applicable U.S. federal securities laws, including filing required reports and other information on a timely basis.  There can be no assurance that our management will be able to implement and affect programs and policies in an effective and timely manner that adequately respond to increased legal, regulatory compliance and reporting requirements imposed by such laws and regulations.  Our failure to comply with such laws and regulations could lead to the imposition of fines and penalties and result in the deterioration of our business.

Civil liabilities may not be able to be enforced against us.

Substantially all of our assets and our officers and directors are located outside of the United States. As a result of this, it may be difficult or impossible to effect service of process and enforce judgments awarded by a court in the United States against our assets or those of our officers and directors who are located in The Netherlands.

Our current Chief Financial Officer is serving on an interim basis only. We are seeking to retain a permanent Chief Financial Officer. If the person we select to serve as Chief Financial Officer is not of a high caliber or is not able to perform his or her duties well, we could be adversely affected.

A company’s Chief Financial Officer plays a critical role in the integrity of its financial and accounting systems. Our current Chief Financial Officer is serving on an interim basis only. We are currently seeking a permanent Chief Financial Officer. There can be no assurances that our stockholders will be satisfied with the background and experience of the person we ultimately select to serve as our Chief Financial Officer. If the person we select to serve as Chief Financial Officer is not of a high caliber or is not able to perform his or her duties well, we could be adversely affected.

The implementation of crowdfunding regulations in The Netherlands and in other countries could negatively affect our business.

Other than the Netherlands regulatory framework, rules on redeemable funds and offerings to the public without a prospectus (See “Description of Business – Regulatory Framework”), there are currently are no laws or regulations that specifically govern crowdfunding activities in The Netherlands or that require us to register with or seek permission from The Netherlands Authority for the Financial Markets (The Netherlands equivalent of the SEC).  Changes in local regulations within The Netherlands relating to the offering of securities to the public or specifically to crowdfunding, could negatively affect our operations in The Netherlands. Such changes could result in our having to change our business model, which could negatively impact future revenues.  Further, there are various regulators in The Netherlands (e.g., the Authority for Financial Markets, the Dutch Central Bank and the Ministry of Finance) that monitor and regulate financial markets and supervise financial service providers involved in the sale of investments and securities.  These regulators monitor crowdfunding activities and could determine that specific laws and regulations that apply to the financial sector should be extended to the crowdfunding arena. Such a determination could negatively affect our operations in The Netherlands and impact our ability to operate our business and generate revenues.  Additionally, the implementation of new crowdfunding regulations or the application of existing laws and regulations to crowdfunding in other countries where we may wish to begin crowdfunding operations could result in added operational burdens and new regulatory compliance requirements with added costs, all of which could have a negative impact on our future growth plans and revenue outlook.

Delay in the implementation of the JOBS-act in the United States could negatively affect our business plan and future growth prospects.

President Obama signed the Jumpstart Our Business Startups Act or JOBS Act into law in April 2012. The JOBS Act is a law intended to encourage funding of United States small businesses by easing various securities regulations. Currently, the law is being interpreted and implemented by the SEC. A delay in the implementation of the JOBS Act may delay the introduction of equity based crowdfunding in the United States and consequently delay the introduction of our equity model crowdfunding platform within the United States.

Failure to comply with final United States equity crowdfunding regulations as and when adopted would negatively impact out future business plans and our expected future growth prospects.

We may not be able to structure our crowdfunding platform operations and our organizational and administrative structures to comply with the final crowdfunding regulations as and when adopted by the SEC.  If we are not able to comply with these future regulations, we will not be able to operate our crowdfunding business in the United States and, as a result, our future business plans and growth prospects will suffer.

Changes in regulations within the European Union governing our operations, specifically relating to the sale of securities to the public, could negatively affect our business.

Changes in local regulations within the European Union relating to the offering of securities to the public could negatively affect our business operations within the European Union. Although we have not yet determined what legal structures we will utilize for our planned crowdfunding platform rollout in Europe, any changes in the law or new regulations relating to the sale of securities in Europe could impinge on our ability to structure our operations such that we would not have to register as brokers or dealers in Europe.  Such changes could result in our having to change our business model, which could delay or prohibit our entry into local European markets and negatively impact future revenues.

Inappropriate business behavior of entrepreneurs raising funds via our platforms could result in reputational or financial damages to our business.

Although our business is limited to providing a platform for matching investors and entrepreneurs, there is a possibility that inappropriate business behavior exhibited by any of the entrepreneurs raising capital through our platform could result in reputational or financial damages to us. We enforce a thorough due diligence process for all companies raising funds via our products and we require participating entrepreneurs to sign legally binding terms of use releasing us from any responsibility for entrepreneur impropriety or misdeed. Nevertheless, our clients might regard us as being responsible for any improprietous behavior of the entrepreneur and this could result in reputation damage to us that could impact our future revenues.

Our intellectual property is owned by Stichting Symbid IP Foundation, a Dutch entity that we do not own.

In October 2013, Symbid B.V. transferred the Symbid crowdfunding platform intellectual property to Stichting Symbid IP Foundation, a Dutch foundation with, according to its organizational documents, at least two directors one of whom must always be Symbid B.V. or one of its directors and the other must always be Symbid Corp. or one of its directors. Stichting Symbid IP Foundation licenses the Symbid crowdfunding technology on a perpetual, exclusive basis to Symbid Holding B.V. which, in turn, licenses the technology to Symbid B.V. for sublicense to Symbid Coöperatie U.A.  Because Symbid does not own Stichting Symbid IP Foundation, it cannot assure that the board of directors of the foundation will not be expanded or changed in such a way as to challenge the interests of Symbid Holding B.V. to the crowdfunding platform license. Any such change could negatively impact Symbid’s ability to sublicense its crowdfunding platform and negatively impact Symbid’s results of operations and financial condition.

Our crowdfunding platform in The Netherlands is operated through Symbid Coöperatie U.A., a Dutch entity in which we do not own any interest.

Symbid Coöperatie U.A. is the contractor for all of our crowdfunding business in The Netherlands. We do not own or have any interest in Symbid Coöperatie U.A. Symbid Coöperatie U.A. is a variable interest entity (“VIE”) which we, through Symbid B.V., effectively control through corporate governance rather than through any other ownership. Because we own no interest in Symbid Coöperatie U.A., we have no right to receive any distributions from Symbid Coöperatie U.A. The revenues to us from Symbid Coöperatie U.A. come from administrative, success and management fees paid to us by Symbid Coöperatie U.A. Because of the corporate governance control structure, we consolidate the financial statements of Symbid Coöperatie U.A. with our own. If we were to lose control of Symbid Coöperatie U.A. through a loss of our majority vote on the members’ counsel of Symbid Coöperatie U.A., we would not be able to continue to consolidate the financial results of Symbid Coöperatie U.A. and this would have a negative impact on our financial condition and results of operations. For the fiscal years ended December 31, 2014 and 2013, approximately 96.8% and 84% of our revenues, respectively, were derived from Symbid Coöperatie U.A.

Our crowdfunding platform operates on an online distribution model and is, therefore, subject to internet cyber risk.

Our online crowdfunding distribution model could be subject to cyber-attacks aiming to breach our security protocols. We take reasonable and commercial precautions to make our systems as secure as possible, including but not limited to daily back-ups, banking grade hosting solutions, divisions between systems to ensure, for example, that our banking backend cannot be reached via our online distribution network, and continuous monitoring of the systems as well as sequential system checks. However, we cannot fully exclude the possibility of cyber-attacks, third party breaches, software bugs or other forms of internet malfeasance.  If any of these events occur, our reputation could be negatively impacted and our future revenues could suffer as a result.

Increasing competition within our emerging industry could have an impact on our business prospects.

The crowdfunding market is an emerging industry where new competitors are entering the market frequently. These competing companies may have significantly greater financial and other resources than we have and may have been developing their products and services longer than we have been developing ours. Although our portfolio of products and related revenue stream sources are broad, increasing competition may have a negative impact on our profit margins.

Our business is subject to risks generally associated with fluctuating economic tendencies in the capital markets.

The demand for our products can change over time due to fluctuations in the global and local economies and in the related capital requirements of small and medium-sized enterprises.  These fluctuations could negatively impact our future revenue streams.

Fluctuations in interest rates could impair the ability of companies to raise capital on the Symbid platform.

Fluctuations in interest rates could influence the attractiveness for investors to allocate capital to small and medium-sized enterprises raising capital on our crowdfunding platform.  This could result in reduced revenues to us.

If we lose the services of our founders or other members of our senior management team, we may not be able to execute our business strategy.

Our success depends in a large part upon the continued service of our senior management team. In particular, the continued service of our founders, Korstiaan Zandvliet, Chief Executive Officer, Robin Slakhorst, Chief Commercial Officer, and Maarten van der Sanden, Chief Operating Officer and  Chief Financial Officer, is critical to our vision, strategic direction, culture, products and technology. We do not maintain key-man insurance for any of our founders or other members of our senior management team. The loss of any of our founders, even temporarily, or any other member of senior management could harm our business.

We may not be able to adequately protect our proprietary technology, and our competitors may be able to offer similar products and services, which would harm our competitive position.

Our success depends in part upon our proprietary technology. We rely primarily on trademark, copyright, service mark and trade secret laws, confidentiality procedures, license agreements and contractual provisions to establish and protect our proprietary rights. Despite these precautions, third parties could copy or otherwise obtain and use our technology without authorization, or develop similar technology independently. We also pursue the registration of our domain names, trademarks, and service marks in the United States. We cannot assure you that the protection of our proprietary rights will be adequate or that our competitors will not independently develop similar technology, duplicate our products and services or design around any intellectual property rights we hold.

If third parties claim that we infringe their intellectual property, it may result in costly litigation.

We cannot assure you that third parties will not claim our current or future products infringe their intellectual property rights. Any such claims, with or without merit, could cause costly litigation that could consume significant management time. As the number of product and services offerings in the crowdfunding market increases and functionalities increasingly overlap, companies such as ours may become increasingly subject to infringement claims. Such claims also might require us to enter into royalty or license agreements. If required, we may not be able to obtain such royalty or license agreements, or obtain them on terms acceptable to us.

We will need additional financing. Any limitation on our ability to obtain such additional financing could have a material adverse effect on our future business, financial condition and results of operations.

We will require additional capital of between $2.5 million to $4 million to expand our crowdfunding activities and the roll-out of The Funding Network in Europe.  The raising of additional capital could result in dilution to our stockholders.  In addition, there is no assurance that we will be able to obtain additional capital, or that if available, it will be available to us on favorable or reasonable terms.  Any limitation on our ability to obtain additional capital as and when needed could have a material adverse effect on our business, financial condition and results of operations.

If we fail to maintain proper and effective internal controls, our ability to produce accurate and timely financial statements could be impaired, which could harm our operating results, our ability to operate our business and investors’ views of us.

Ensuring that we have adequate internal financial and accounting controls and procedures in place so that we can produce accurate financial statements on a timely basis is a costly and time-consuming effort that will need to be evaluated frequently. Section 404 of the Sarbanes-Oxley Act requires public companies to conduct an annual review and evaluation of their internal controls. Our failure to maintain the effectiveness of our internal controls in accordance with the requirements of the Sarbanes-Oxley Act could have a material adverse effect on our business.  We could lose investor confidence in the accuracy and completeness of our financial reports, which could have an adverse effect on the price of our common stock. In addition, if our efforts to comply with new or changed laws, regulations, and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, regulatory authorities may initiate legal proceedings against us and our business may be harmed.

Currency fluctuations may adversely affect our business.

All of our present operations take place in Europe. Accordingly, we receive revenues in Euros and maintain our books and records in Euros. However, for financial reporting purposes, we use the U.S. dollar. To the extent the U.S. dollar strengthens against the Euro, the translation of foreign currency denominated transactions will result in reduced revenue, operating expenses and net income for us. We have not entered into agreements or purchased instruments to hedge our exchange rate risks, although we may do so in the future. The availability and effectiveness of any hedging transaction may be limited, and we may not be able to successfully hedge our exchange rate risks.

RISK RELATING TO OUR SECURITIES

Because the Share Exchange was deemed a reverse acquisition, we may not be able to attract the attention of major brokerage firms, which may limit the liquidity of our common stock and may make it more difficult for us to raise additional capital in the future.

Additional risks may exist because the Share Exchange is considered a “reverse acquisition” under accounting and securities regulations. Certain SEC rules are more restrictive when applied to reverse acquisition companies, such as the ability of stockholders to resell their shares of our common stock pursuant to Rule 144. In addition, securities analysts of major brokerage firms may not provide coverage of our common stock because there may be little incentive for brokerage firms to recommend the purchase of our common stock. As a result, our common stock may have limited liquidity and investors may have difficulty selling it. In addition, we cannot assure you that brokerage firms will want to conduct any secondary offerings on our behalf if we seek to raise additional capital in the future. Our inability to raise additional capital may have a material adverse effect on our business.

There is not now, and there may not ever be, an active market for our common stock.

There currently is no active public market for our common stock. The limited trading in our common stock is extremely sporadic. For example, several days may pass before any shares may be traded. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations of the price of, our common stock. Accordingly, investors must assume they may have to bear the economic risk of an investment in our common stock for an indefinite period of time. There can be no assurance that a more active market for our common stock will develop, or if one should develop, there is no assurance that it will be sustained. This severely limits the liquidity of our common stock, and would likely have a material adverse effect on the market price of our common stock and on our ability to raise additional capital.

We cannot assure you that our common stock will become liquid or that it will be listed on a securities exchange.

Until our common stock is listed on a national securities exchange such as the New York Stock Exchange or the Nasdaq Stock Market, we expect our common stock to remain eligible for quotation on the OTCBB and OTC Markets QB Tier. In those venues, however, an investor may find it difficult to obtain accurate quotations as to the market value of our common stock. In addition, if we fail to meet the criteria set forth in SEC regulations, various requirements would be imposed by law on broker-dealers who sell our securities to persons other than established customers and accredited investors. Consequently, such regulations may deter broker-dealers from recommending or selling our common stock, which may further affect the liquidity of the common stock. This would also make it more difficult for us to raise capital.

Our common stock is subject to the “penny stock” rules of the SEC and the trading market in the securities is limited, which makes transactions in the stock cumbersome and may reduce the value of an investment in the stock.

The SEC has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

●	that a broker or dealer approve a person’s account for transactions in penny stocks; and

●	the broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

●	obtain financial information and investment experience objectives of the person; and

●
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form sets forth:

●	the basis on which the broker or dealer made the suitability determination; and

●	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

●
generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of common stock and cause a decline in the market value of stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

The price of our common stock may become volatile, which could lead to losses by investors and costly securities litigation.

The trading price of our common stock is likely to be highly volatile and could fluctuate in response to factors such as:

●	actual or anticipated variations in our operating results;

●	announcements of developments by us or our competitors;

●	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

●	adoption of new accounting standards affecting our Company’s industry;

●	additions or departures of key personnel;

●	sales of our common stock or other securities in the open market; and

●	other events or factors, many of which are beyond our control.

The stock market is subject to significant price and volume fluctuations. In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been initiated against the company. Litigation initiated against us, whether or not successful, could result in substantial costs and diversion of our management’s attention and resources, which could harm our business and financial condition.

We do not anticipate dividends to be paid on our common stock, and investors may lose the entire amount of their investment.

Cash dividends have never been declared or paid on our common stock, and we do not anticipate such a declaration or payment for the foreseeable future. We expect to use future earnings, if any, to fund business growth. Therefore, stockholders will not receive any funds absent a sale of their shares. We cannot assure stockholders of a positive return on their investment when they sell their shares, nor can we assure that stockholders will not lose the entire amount of their investment.

You may experience dilution of your ownership interests because of the future issuance of additional shares of our common stock.

In the future, we may issue our authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our present stockholders and the purchasers of common stock offered hereby. We are currently authorized to issue an aggregate of 300,000,000 shares of capital stock consisting of 290,000,000 shares of common stock and 10,000,000 shares of preferred stock with preferences and rights to be determined by the our Board of Directors. As of July 28, 2015 there were 34,924,982 shares of our common stock and no shares of our preferred stock outstanding. There were also 5,946,530 shares issuable upon exercise of outstanding and presently exercisable warrants and 1,149,736 additional shares issuable upon vesting of restricted stock units. We may also issue additional shares of our common stock or other securities that are convertible into or exercisable for our common stock in connection with hiring or retaining employees, future acquisitions, future sales of its securities for capital raising purposes, or for other business purposes. The future issuance of any such additional shares of our common stock may create downward pressure on the trading price of the common stock. There can be no assurance that we will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with any capital raising efforts, including at a price (or exercise prices) below the price at which shares of our common stock are quoted on the OTC markets QB Tier.

We are an “emerging growth company,” and the reduced reporting requirements applicable to emerging growth companies may make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in this Annual Report and our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We could be an emerging growth company until December 31, 2017, although circumstances could cause us to lose that status earlier, including if the market value of our common stock held by non-affiliates exceeds $700 million as of any fiscal year end before that time or if we have total annual gross revenue of $1.0 billion or more during any fiscal year before that time, in which cases we would no longer be an emerging growth company as of fiscal year end or, if we issue more than $1.0 billion in non-convertible debt during any three year period before that time, we would cease to be an emerging growth company immediately.

Even after we no longer qualify as an emerging growth company, we may still qualify as a “smaller reporting company,” which would allow us to take advantage of many of the same exemptions from disclosure requirements, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act and reduced disclosure obligations regarding executive compensation in this Annual Report and our periodic reports and proxy statements. Some investors may find our common stock less attractive because we rely on these exemptions, there may be a less active trading market for our common stock and our stock price may be more volatile.

We have elected not to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the JOBS Act that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. Section 107 provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that are and will be incorporated by reference into this prospectus, contains forward-looking statements that involve risks and uncertainties. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” the negative of such terms or other comparable terminology. In evaluating these statements, you should consider various factors, including the assumptions, risks and uncertainties outlined in this prospectus under “Risk Factors.” Any one or more of these factors may cause our actual results to differ materially from any forward-looking statement made in this prospectus. Forward looking statements in this prospectus include, among others, statements regarding:

●	our capital needs;

●	business plans; and

●	expectations.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding future events, our actual results will likely vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Some of these risks and assumptions include:

●	our limited operating history;

●	our history of operating losses;

●	our need for additional financing;

●	the competitive environment in which we operate;

●	the level of government regulation;

●	changes in governmental regulation;

●	our dependence on key personnel;

●	our ability to fully implement our business plan;

●	our ability to effectively manage our growth; and

●	other regulatory, legislative and judicial developments.

We advise the reader that these cautionary remarks expressly qualify in their entirety all forward-looking statements attributable to us or persons acting on our behalf. Important factors that you should also consider include, but are not limited to, the factors discussed under “Risk Factors” in this prospectus.

The forward-looking statements in this prospectus are made as of the date of this prospectus and we do not intend or undertake to update any of the forward-looking statements to conform these statements to actual results, except as required by applicable law, including the securities laws of the United States.

INFORMATION ABOUT THE OFFERING

This reoffer prospectus relates to an aggregate of 390,000 shares of our common stock, par value $0.001 per share, that may be offered and resold from time to time by Korstiaan Zandvliet (130,000 shares), Maarten van der Sanden (130,000 shares) and Robin Slakhorst (130,000) shares), for their own accounts. Messrs. Zandvliet, van der Sanden and Slakhorst are officers of our company and “affiliates” of our company, as defined in Rule 405 under the Securities Act.

DETERMINATION OF OFFERING PRICE

The selling stockholders may sell the common shares issued to them from time-to-time at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions.

USE OF PROCEEDS

We will not receive any proceeds from the sale of common shares by the selling stockholders pursuant to this prospectus. All of the 390,000 common shares which may be offered pursuant to this reoffer prospectus underlie vested restricted stock unit awards that were granted under our 2013 Equity Incentive Plan.

The selling stockholders will receive all proceeds from the sales of the shares issuable upon the vesting of the restricted stock units, and they will pay any and all expenses incurred by them for brokerage, accounting or tax services (or any other expenses incurred by them in disposing of their shares).

DILUTION

Because the selling stockholders who offer and sell shares of common stock covered by this reoffer prospectus may do so at various times, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions, we have not included in this reoffer prospectus information about the dilution (if any) to the public arising from these sales.

SELLING STOCKHOLDERS

On December 6, 2013, our Board of Directors and our stockholders holding a majority of our then outstanding shares of common stock authorized and approved the adoption of our 2013 Equity Incentive Plan. On July 24, 2014, we issued an aggregate of 390,000 restricted stock units to the selling stockholders, all of which vested on June 30, 2015.

Under the 2013 Equity Incentive Plan, an aggregate of 5,000,000 shares of our common stock were authorized for issuance. “Eligible Participants” in our 2013 Equity Incentive Plan consist of employees, directors, officers and consultants of our company or its related entities.

The selling stockholders named in this prospectus in the table below are “affiliates” of our company (as defined in Rule 405 under the Securities Act). Such selling stockholders are offering an aggregate of 390,000 shares offered through this prospectus, of which all 390,000 shares consist of shares underlying restricted stock units that we have granted to the selling stockholders pursuant to our 2013 Equity Incentive Plan.

The following table provides, as of the date of this prospectus, information regarding the beneficial ownership of our common shares held by each of the selling stockholders, including:

1.	the number of common shares owned by each selling stockholder prior to this offering;

2.	the total number of common shares that are to be offered by each selling stockholder;

3.	the total number of common shares that will be owned by each selling stockholder upon completion of the offering;

4.	the percentage owned by each selling stockholder; and

5.	the identity of the beneficial holder of any entity that owns the common shares.

Information with respect to beneficial ownership is based upon information obtained from the selling stockholders. Information with respect to “Shares Beneficially Owned Prior to the Offering” includes the shares issued or issuable upon vesting of the restricted stock units held by the selling stockholders.

The “Number of Shares Being Offered” consists of the common shares issued or issuable upon vesting of restricted stock units granted to the selling stockholders pursuant to our 2013 Equity Incentive Plan. Information with respect to “Shares Beneficially Owned Upon Completion of the Offering” assumes the sale of all of the common shares offered by this prospectus and no other purchases or sales of our common shares by the selling stockholders. Except as described below and to our knowledge, the named selling stockholder beneficially owns and has sole voting and investment power over all common shares or rights to these common shares.

	Shares Beneficially Owned Prior to the Offering(1)		Number of Shares Being	Shares Beneficially Owned Upon Completion of the Offering(1)
Name of Selling Stockholder	Number	Percent	Offered	Number	Percent
Korstiaan Zandvliet	1,452,582	4.2%	130,000	1,322,582	3.8%
Robin Slakhorst	1,494,963	4.3%	130,000	1,364,963	3.9%
Maarten van der Sanden	1,473,562	4.2%	130,000	1,343,562	3.8%

(1)
Under Rule 13d-3 of the Exchange Act, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares: (i) voting power, which includes the power to vote, or to direct the voting of such security; and (ii) investment power, which includes the power to dispose or direct the disposition of the security. Certain shares of common stock may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares of common stock are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares of common stock outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of common stock of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of common stock actually outstanding as of the date hereof. As of July 20, 2015, there were 34,924,982 shares of common stock of the Company issued and outstanding.

PLAN OF DISTRIBUTION

2013 Equity Incentive Plan

On December 6, 2013, our Board of Directors and stockholders holding a majority of our then outstanding shares of common stock authorized and approved the adoption of our 2013 Equity Incentive Plan, under which an aggregate of 5,000,000 of our common shares may be issued.

The purpose of the 2013 Equity Incentive Plan is to enhance our long-term stockholder value by offering opportunities to our directors, officers, employees and eligible consultants to acquire and maintain stock ownership in order to give these persons the opportunity to participate in our growth and success, and to encourage them to remain in our service.

The 2013 Equity Incentive Plan is to be administered by our Board of Directors which determines, among other things: (a) the persons to be granted awards under the 2013 Equity Incentive Plan; (b) the number of shares or amount of other awards to be granted; and (c) the terms and conditions of the awards granted. The Company may issue non-qualified stock options, incentive stock options, restricted stock awards, restricted stock units and performance grants under the 2014 Stock Incentive Plan.

As of July 28, 2015, 1,149,736 restricted stock units were issued and outstanding under the 2013 Equity Incentive Plan, 1,022,736 restricted stock units had vested and 149,750 previously issued restricted stock units had been forfeited and cancelled.

The foregoing summary of the 2013 Equity Incentive Plan is not complete and is qualified in its entirety by reference to the 2013 Equity Incentive Plan.

Timing of Sales

Subject to the foregoing, the selling stockholders may offer and sell the shares covered by this prospectus at various times. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale.

Offering Price

The sales price offered by the selling stockholders to the public may be:

1.	the market price prevailing at the time of sale;

2.	a price related to such prevailing market price; or

3.	such other price as the selling stockholders determine from time to time.

The sales price to the public will vary according to the selling decisions of each selling stockholder and the market for our stock at the time of resale.

Manner of Sale

The shares may be sold by means of one or more of the following methods:

1.	a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

2.	purchases by a broker-dealer as principal and resale by that broker-dealer for its account pursuant to this prospectus;

3.	ordinary brokerage transactions in which the broker solicits purchasers;

4.	through options, swaps or derivatives;

5.	privately negotiated transactions; or

6.	in a combination of any of the above methods.

The selling stockholders may sell their shares directly to purchasers or may use brokers, dealers, underwriters or agents to sell their shares. Brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions, discounts or concessions from the selling stockholders, or, if any such broker-dealer acts as agent for the purchaser of shares, from the purchaser in amounts to be negotiated immediately prior to the sale. The compensation received by brokers or dealers may, but is not expected to, exceed that which is customary for the types of transactions involved.

Broker-dealers may agree with a selling stockholder to sell a specified number of shares at a stipulated price per share, and, to the extent the broker-dealer is unable to do so acting as agent for a selling stockholder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the selling stockholder.

Broker-dealers who acquire shares as principal may thereafter resell the shares from time to time in transactions, which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above, in the over-the-counter market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions. In connection with resales of the shares, broker-dealers may pay to or receive from the purchasers of shares commissions as described above.

If our selling stockholders enter into arrangements with brokers or dealers, as described above, we are obligated to file a post-effective amendment to this registration statement disclosing such arrangements, including the names of any broker-dealers acting as underwriters.

The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the sale of the shares may be deemed to be “underwriters” within the meaning of the Securities Act. In that event, any commissions received by broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Sales Pursuant to Rule 144

Any common shares covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

Regulation M

The selling stockholders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. In particular we will advise the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for, or purchasing for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution.

Accordingly, during such times as a selling stockholder may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, the selling stockholder must comply with applicable law and, among other things:

1.	may not engage in any stabilization activities in connection with our common stock;

2.	may not cover short sales by purchasing shares while the distribution is taking place; and

3.	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

In addition, we will make copies of this prospectus available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

State Securities Laws

Under the securities laws of some states, the common shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the common shares may not be sold unless the shares have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with.

Expenses of Registration

We are bearing all costs relating to the registration of the common stock. These expenses include, but are not limited to, legal, accounting, printing and mailing fees. The selling stockholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

INTERESTS OF NAMED EXPERTS AND COUNSEL

Except as disclosed herein, no expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock offered hereby was employed on a contingency basis, or had, or is to receive, in connection with such offering, a substantial interest, direct or indirect, in the Company, nor was any such person connected with the Company as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

CKR Law LLP, our legal counsel, has provided an opinion on the validity of the shares of our common stock that are the subject of this prospectus.

The consolidated financial statements for the years ended December 31, 2014 and 2013 incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K have been audited by Friedman LLP (“Friedman”), an independent registered public accounting firm, as stated in their report dated March 25, 2015. The report of Friedman, which is incorporated herein by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 2014, and the consolidated financial statements for the years ended December 31, 2014 and 2013, have been so incorporated in reliance upon such reports given upon on the authority of such firm as an expert in auditing and accounting.

MATERIAL CHANGES

There have been no material changes in our affairs since the end of our last fiscal year on December 31, 2014 to the date of this prospectus, other than those changes that have been described in our Quarterly Report on Form 10-Q for our fiscal quarter ended March 31, 2015 that we filed with the SEC on May 15, 2015, and in our Current Reports on Form 8-K that we filed with the SEC on June 22, 2015, July 8, 2015 and July 20, 2015.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you be referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be a part of this prospectus, except for any information superseded by information in this prospectus.

The following documents filed by our company with the SEC are incorporated herein by reference:

a.	our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 that we filed with the SEC on March 25, 2015;

b.	our Quarterly Report on Form 10-Q for our fiscal quarter ended March 31, 2015 that we filed with the SEC on May 15, 2015;

c.	our Current Reports on Form 8-K that we filed with the SEC on June 22, 2015, July 8, 2015 and July 20, 2015; and

d.	The description of our common stock contained in the Registration Statement on Form 8-A, as filed with the SEC on July 22, 2015.

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents. Any statement contained in a document incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement or in any subsequently filed document that is also incorporated by reference in this registration statement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any of all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. We will provide this information upon oral or written request at no expense to the requester. Any request for this information shall be directed to Mr. Maarten van der Sanden, our Chief Financial Officer, at the following address and phone number:

Symbid Corp.
Marconistraat 16
3029 AK Rotterdam, The Netherlands
+31(0)1 089 00 400

You should rely only on the information contained in this prospectus, including information incorporated by reference as described above, or any supplement that we have referred you to. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date. You should not consider this prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company under the Exchange Act and we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any material that we file with the SEC at the Public Reference Section, at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. The SEC also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding issuers that file electronically with the SEC. This prospectus is part of a registration statement on Form S-8 that we filed with the SEC. The registration statement contains more information than this prospectus regarding us and the securities offered, including certain exhibits. You can obtain a copy of the registration statement from the SEC at any address listed above or from the SEC's Internet site.

DISCLOSURE OF SEC POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Nevada Revised Statutes, our Articles of Incorporation and our Bylaws.

Insofar as indemnification for liabilities arising under the Securities Act might be permitted to directors, officers or persons controlling our company under the provisions described above, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

390,000 Shares of Common Stock
to be Offered and Sold by Selling Stockholders

July 31, 2015

REOFFER PROSPECTUS

No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained in this reoffer prospectus. Any information or representations not herein contained, if given or made, must not be relied upon as having been authorized by Symbid Corp. (the “Company”). This reoffer prospectus does not constitute an offer or solicitation in respect to these securities in any jurisdiction in which such offer or solicitation would be unlawful. The delivery of this reoffer prospectus shall not, under any circumstances, create any implication that there has been no change in the affairs of the Company or that the information contained herein is correct as of any time subsequent to the date of this reoffer prospectus. However, in the event of a material change, this reoffer prospectus will be amended or supplemented accordingly.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3.  Incorporation of Documents by Reference.

The following documents filed by our company with the SEC are incorporated herein by reference:

a.	our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 that we filed with the SEC on March 25, 2015;

b.	our Quarterly Report on Form 10-Q for our fiscal quarters ended March 31, 2015 that we filed with the SEC on May 15, 2015;

c.	our Current Reports on Form 8-K that we filed with the SEC on June 22, 2015, July 8, 2015 and July 20,2015; and

d.	The description of our common stock contained in the Registration Statement on Form 8-A, as filed with the SEC on July 22, 2015.

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents.

Any statement contained in an incorporated document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed incorporated document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any of all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. We will provide this information upon oral or written request at no expense to the requester. Any request for this information shall be directed to Mr. Maarten van der Sanden, our Chief Financial Officer, at the following address and phone number:

Symbid Corp.
Marconistraat 16
3029 AK Rotterdam, The Netherlands
+31(0)1 089 00 400

You may read and copy any reports, statements or other information we have filed at the Public Reference Section of the SEC, at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our filings are also available on the Internet at the SEC's website at http://www.sec.gov.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

No expert or counsel named in this registration statement as having prepared or certified any part of this registration statement or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of such securities was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in our company, nor was any such person connected with us as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Item 6.  Indemnification of Directors and Officers.

Our officers and directors are indemnified as provided by the Nevada Revised Statutes (“NRS”), our Articles of Incorporation and our Bylaws.

NRS Section 78.7502 provides that:

1.
a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful;

2.
a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

3.
to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

NRS Section 78.751 provides that we may make any discretionary indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

a.	by our stockholders;

b.	by our Board of Directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

c.	if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion;

d.	if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or

e.	by court order.

Our Bylaws provide that we shall, to the fullest and broadest extent permitted by law, indemnify all persons whom we may indemnify pursuant thereto. We may, but shall not be obligated to, maintain insurance, at our expense, to protect ourselves and any other person against any liability, cost or expense. We shall not indemnify persons seeking indemnity in connection with any threatened, pending or completed action, suit or proceeding voluntarily brought or threatened by such person unless such action, suit or proceeding has been authorized by a majority of the entire Board of Directors.

Insofar as indemnification for liabilities arising under the Securities Act might be permitted to directors, officers or persons controlling our company under the provisions described above, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

The following is a complete list of exhibits filed as a part of this Registration Statement, which Exhibits are incorporated herein.

Exhibit No.	Description

5.*	Opinion of Counsel, CKR Law LLP
10.1	2013 Equity Incentive Plan of Registrant (1)
10.2*	Form of Restricted Stock Unit Agreement
23.1*	Consent of Counsel (included in Exhibit 5 hereto)
23.2*	Consent of Independent Registered Public Accounting Firm

*      Filed herewith.

(1)  Filed with the Securities and Exchange Commission on December 12, 2013, as an exhibit to the Registrant’s Current Report on Form 8-K dated December 6, 2013, which exhibit is incorporated herein by reference.

Item 9.  Undertakings.

The undersigned registrant hereby undertakes:

1.           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)
to reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this registration statement; provided that any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c)	to include any material information with respect to the plan of distribution.

provided, however, that paragraphs (a) and (b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 14(d) of the Exchange Act that are incorporated by reference into this registration statement.

2.           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.           To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Rotterdam, The Netherlands on the 31st day of July, 2015.

SYMBID CORP.

By: /s/ Korstiaan Zandvliet
Name:  Korstiaan Zandvliet
Title:  Chief Executive Officer and President
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicates and on the dates indicated.

Signature	Title	Date

/s/ Korstiaan Zandvliet	Chief Executive Officer, President and Director	July 31, 2015
Korstiaan Zandvliet	(Principal Executive Officer)

/s/ Robin Slakhorst	Secretary and Director	July 31, 2015
Robin Slakhorst

/s/ Maarten van der Sanden	Chief Financial and Accounting Officer	July 31, 2015
Maarten van der Sanden	(Principal Financial and Accounting Officer)

/s/ Hendrik Kasteel	Director	July 31, 2015
Hendrik Kasteel

/s/ Michiel Buitelaar	Director	July 31, 2015
Michiel Buitelaar

/s/ Jerome Koelewijn	Director	July 31, 2015
Jerome Koelewijn

/s/ Vincent Lui	Director	July 31, 2015
Vincent Lui